REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
WesMark Funds
Pittsburgh, Pennsylvania


In planning and performing our audit of the
financial statements of WesMark Small Company Growth
Fund, WesMark Growth Fund, WesMark Balanced Fund,
WesMark Government Bond and WesMark
West Virginia Municipal Bond Fund, each a series
of WesMark Funds, as of and for the year ended
January 31, 2009, in accordance with the standards
of the Public Company Accounting Oversight Board
(United States), we considered its internal control
over financial reporting, including control activities for
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Fund's internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.   A company's
internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.







Our consideration of the Funds' internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal control that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States).   However, we noted no
deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of January 31, 2009.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of WesMark Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.






TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 16, 2009